Exhibit 99.1

FOR RELEASE:	NEW HARTFORD, NY, March 30, 2016
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2015 FOURTH QUARTER AND YEAR END RESULTS FROM CONTINUING OPERATIONS

•	Full Year 2015 Revenues of $229.0 million increase 5.1% over 2014
•	Fourth Quarter Revenues of $56.8 million declined 4.2% year-over-year
•	Fourth Quarter GAAP Earnings Per Share Reported at $0.08, compared to a loss of ($0.07) per share reported in Fourth Quarter 2014

New Hartford, NY- March 30, 2016 -- PAR Technology Corporation (NYSE: PAR) a leading provider of restaurant/retail management systems and Government contract services today announced results for the fourth quarter and year ended December 31, 2015.

Summary of Fiscal 2015 Fourth Quarter and Year End Financial Results From Continuing Operations

•	Revenue decreased 4.2% to $56.8 million, compared to $59.3 million in the fourth quarter of 2014 due to reductions in task orders surrounding the Eagle Intel-X contract quarter over quarter
•
GAAP net income from continuing operations in the fourth quarter of fiscal 2015 was $1.3 million, or $0.08 per diluted share, compared to net loss from continuing operations of ($1.0 million), or ($0.07) loss per share for the same period in 2014

•
Adjusted (non-GAAP) net income from continuing operations was $2.0 million, or $0.13 per diluted share, compared to adjusted (non-GAAP) net income from continuing operations of $1.8 million, or $0.11 per share, in the same period last year

•	Fiscal year 2015 revenues increased 5.1% to $229.0 million compared to $217.8 million reported in 2014
•	GAAP net income from continuing operations of $4.0 million or $0.26 per diluted share for fiscal 2015, compared to net income of $71,000 or $0.00 per diluted share reported for fiscal 2014
•
Adjusted (non-GAAP) net income from continuing operations was $6.1 million and $0.39 per diluted share compared to adjusted (non-GAAP) net income from continuing operations of $3.8 million or $0.24 per diluted share for 2014

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables following this news release.

“I am pleased to report improved fourth quarter and year end results.  Our restaurant technology business continues to see renewed strength from our Tier 1 customers, evidenced by the 6.6% product revenue growth in the fourth quarter when compared to the same period 2014.  We are seeing positive momentum with our cloud solutions, Brink POS® and SureCheck® within restaurants and retail/grocery enterprises and are encouraged by the growth in software and software related revenues in the quarter and for the year,” commented Karen E. Sammon, PAR’s President & CEO.  “PAR Government exceeded our internal plan for profit in the quarter while reporting lower revenues due to the higher than normal amount of task orders received in the fourth quarter 2014 that were not duplicated this year.  Our Government business ended the year with several new contract awards in the quarter and an improved backlog that provides a solid base for our 2016 plan.”

Sammon continued, “2015 was an important and transformational year for our Company.  Over the last twelve months we broadened our efficiencies as a company, continued to innovate with new technical solutions, strengthened our competitive position, divested an underperforming business unit and delivered improved results to our stakeholders.  As our Company’s new CEO, I am pleased with the operational, strategic and financial progress made by PAR throughout last year and remain keenly focused on enhancing shareholder value.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 35 years and offers technology solutions for the full spectrum of restaurant operations, from large global quick service chains and table service restaurants to fast casual and independent operators.  PAR’s products can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and mission services to the Department of Defense and various federal agencies.  Visit www.partech.com for more information.

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There will be a conference call at 4:45 p.m. eastern time on March 30, 2016, during which the Company’s management will discuss the financial results for the fourth quarter of 2015.  If you would like to participate in this conference please call (866) 868-9502 approximately 10 minutes before the call is scheduled to begin, no passcode is necessary to access the call.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR’s website at www.partech.com.  In case you are unable to participate in the conference call, an automatic replay will be available on PAR’s website until April 6, 2016 or dial (855) 859-2056 and using conference ID 77961340 until April 6, 2016 as well.

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)

	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$8,024	$9,867
Accounts receivable-net	29,530	29,674
Inventories-net	21,499	25,928
Deferred income taxes	6,741	4,512
Other current assets	3,808	4,018
Assets of discontinued operations	-	22,119
Total current assets	69,602	96,118
Property, plant and equipment - net	5,716	5,148
Note receivable	3,320	-
Deferred income taxes	11,038	11,357
Goodwill	11,051	11,051
Intangible assets - net	10,898	10,580
Other assets	3,687	3,043
Total Assets	$115,312	$137,297
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,103	$3,173
Borrowings under line of credit	-	5,000
Accounts payable	11,729	19,258
Accrued salaries and benefits	5,727	5,726
Accrued expenses	6,705	6,492
Customer deposits and deferred revenue	10,819	11,630
Income taxes payable	279	475
Liabilities of discontinued operations	441	4,617
Total current liabilities	37,803	56,371
Long-term debt	566	2,566
Other long-term liabilities	8,883	8,847
Total liabilities	47,252	67,784
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,352,198 and 17,274,708 shares issued, 15,644,729 and 15,566,599 outstanding at December 31, 2015 and 2014, respectively	347	346
Capital in excess of par value	45,753	44,854
Retained earnings	30,574	31,465
Accumulated other comprehensive loss	(2,778)	(1,316)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	68,060	69,513
Total Liabilities and Shareholders’ Equity	$115,312	$137,297

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Net revenues:
Product	$24,316	$22,803	$94,397	$84,484
Service	12,067	12,151	46,754	45,690
Contract	20,414	24,329	87,852	87,689
	56,797	59,283	229,003	217,863
Costs of sales:
Product	18,057	16,327	68,192	58,889
Service	7,898	9,151	32,824	35,011
Contract	18,790	22,989	81,848	82,347
	44,745	48,467	182,864	176,247
Gross margin	12,052	10,816	46,139	41,616
Operating expenses:
Selling, general and administrative	7,287	6,478	28,276	28,974
Research and development	2,407	2,598	10,247	8,947
Acquisition amortization	241	248	987	279
	9,935	9,324	39,510	38,200
Operating income from continuing operations	2,117	1,492	6,629	3,416
Other (expense) income, net	(742)	260	(800)	485
Interest expense	(56)	(73)	(308)	(136)
Income from continuing operations before provision for income taxes	1,319	1,679	5,521	3,765
Provision for income taxes	(30)	(2,720)	(1,500)	(3,694)
Income (Loss) from continuing operations	1,289	(1,041)	4,021	71
Discontinued operations
Loss on discontinued operations (net of tax)	(407)	(993)	(4,912)	(3,722)
Net Income (Loss)	$882	$(2,034)	$(891)	$(3,651)
Basic Earnings per Share:
Income (Loss) from continuing operations	0.08	(0.07)	0.26	0.00
Loss from discontinued operations	(0.03)	(0.06)	(0.32)	(0.24)
Net Income (Loss)	$0.06	$(0.13)	$(0.06)	$(0.24)
Diluted Earnings per Share:
Income (Loss) from continuing operations	0.08	(0.07)	0.26	0.00
Loss from discontinued operations	(0.03)	(0.06)	(0.32)	(0.24)
Net Income (Loss)	$0.06	$(0.13)	$(0.06)	$(0.24)
Weighted average shares outstanding
Basic	15,616	15,570	15,562	15,501
Diluted	15,732	15,570	15,666	15,582

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the three months ended December 31, 2015			For the three months ended December 31, 2014
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$56,797	-	56,797	$59,283	-	59,283
Costs of sales	44,745	-	44,745	48,467	-	48,467
Gross Margin	12,052	-	12,052	10,816	-	10,816

Operating Expenses
Selling, general and administrative	7,287	-	7,287	6,478	593	5,885
Research and development	2,407		2,407	2,598	-	2,598
Acquisition amortization	241	241	-	248	248	-
Total operating expenses	9,935	241	9,694	9,324	841	8,483
Operating income from continuing operations	2,117	241	2,358	1,492	841	2,333
Other (expense) income, net	(742)	776	34	260	-	260
Interest expense	(56)	26	(30)	(73)	-	(73)
Income from continuing operations before provision for income taxes	1,319	1,043	2,362	1,679	841	2,520
Provision for income taxes	(30)	(291)	(321)	(2,720)	1,969	(751)
Income (Loss) from continuing operations	$1,289	$752	$2,041	$(1,041)	$2,810	$1,769
Loss from discontinued operations, (net of tax)	$(406)		$(406)	$(993)		$(993)
Net Income (Loss)	$883		$1,635	$(2,034)		$776
Income (Loss) per diluted share from continuing operations	$0.08		$0.13	$(0.07)		$0.11
Loss per share from discontinuing operations	$(0.03)		$(0.03)	$(0.06)		$(0.06)
Income (Loss) per diluted share	$0.06		$0.10	$(0.13)		$0.05

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the fourth quarter of 2015, the Company recognized amortization of acquired intangible assets of $241,000 and accreted interest of $26,000 related to the acquisition of Brink.  Additionally, the Company recorded a write-off of $776,000 which represents the write-off of unauthorized transfer of Company funds that were made in contravention of the Company’s policies and procedures. The unauthorized transfers occurred during the period between September 25, 2015 and November 6, 2015.   As of December 31, 2015, the Company is uncertain of the collectability relating to these funds and as a result, reduced its fair value to zero.

The adjustments for the three months ended December 31, 2014 primarily relate to the Company’s stock compensation expense and other severance related charges included within the Company’s operating expenses.  During the fourth quarter of 2014, the Company recorded severance and other related charges of $324,000, acquisition related costs of $71,000, amortization of acquired intangible assets of $248,000 and equity based compensation charges of $198,000.  In addition, the Company recorded income tax expense of $1,969,000 primarily associated with the repatriation of earnings from a foreign, wholly owned subsidiary.    The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the year ended December 31, 2015			For the year ended December 31, 2014
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$229,003	-	$229,003	$217,863	-	$217,863
Costs of sales	182,864	151	182,713	176,247	-	176,247
Gross Margin	46,139	151	46,290	41,616	-	41,616

Operating Expenses
Selling, general and administrative	28,276	1,120	27,156	28,974	1,945	27,029
Research and development	10,247	13	10,234	8,947		8,947
Acquisition amortization	987	987	-	279	279	-
Total operating expenses	39,510	2,120	37,390	38,200	2,224	35,976
Operating income from continuing operations	6,629	2,271	8,900	3,416	2,224	5,640
Other (expense) income, net	(800)	776	(24)	485	-	485
Interest expense	(308)	103	(205)	(136)	-	(136)
Income from continuing operations before provision for income taxes	5,521	3,150	8,671	3,765	2,224	5,989
Provision for income taxes	(1,500)	(1,071)	(2,571)	(3,694)	1,510	(2,184)
Income from continuing operations	$4,021	$2,079	$6,100	$71	$3,734	$3,805
Loss from discontinued operations, (net of tax)	$(4,912)		$(4,912)	$(3,722)		$(3,722)
Net (Loss) Income	$(891)		$1,188	$(3,651)		$83
Income per diluted share from continuing operations	$0.26		$0.39	$0.00		$0.24
Loss per share from discontinuing operations	$(0.32)		$(0.32)	$(0.24)		$(0.24)
(Loss) Income per diluted share	$(0.06)		$0.08	$(0.24)		$0.01

During the year ended December 31, 2015, the Company recorded severance and other related charges of $797,000, of which $151,000 is included in cost of sales, $13,000 is included in research and development and $633,000 is included in selling, general and administrative.  Also included within selling, general and administrative is equity based compensation charges of $487,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $987,000 and accreted interest of $103,000.

Additionally, the Company recorded a write-off of $776,000 which represents the write-off of unauthorized transfer of Company funds that were made in contravention of the Company’s policies and procedures. The unauthorized transfers occurred during the period between September 25, 2015 and November 6, 2015.   As of December 31, 2015, the Company is uncertain of the collectability relating to these funds and as a result, reduced its fair value to zero.

For the year ended December 31, 2014, the Company recorded total charges of $2,224,000, which included $1,185,000 of equity based compensation expense.  The remaining $1,039,000 expense related to severance charges of $597,000, acquisition related expenses of $163,000 and amortization of acquired intangible assets of $279,000.  In addition, the Company recorded income tax expense of $1,510,000 primarily associated with the repatriation of earnings from a foreign, wholly owned subsidiary.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.